Exhibit (5)
                                                        (23)(b)


          [STOEL RIVES BOLEY JONES & GREY LETTERHEAD]


                        April 12, 1995



PacifiCorp
700 NE Multnomah, Suite 1600
Portland, OR  97232


          We are acting as counsel to PacifiCorp, an Oregon corporation (the "Company") in connection with the proposed issuance and exchange by the Company of not to exceed $125,000,000 in aggregate principal amount of Junior Subordinated Deferrable Interest Debentures, Series A, due 2025 (the "Debentures") to be issued pursuant to an indenture between the Company and the Bank of New York, as Trustee (the "Indenture") as contemplated by the Registration Statement on Form S-4 about to be filed by the Company with the Securities and Exchange Commission for the registration of the Debentures under the Securities Act of 1933, as amended (the "Act"). As described in the Registration Statement, the Company plans to issue the Debentures in connection with an exchange offer (the "Exchange Offer") pursuant to which the Company will offer to exchange up to $125,000,000 aggregate principal amount of the Debentures for up to all of the outstanding shares of its $1.98 No Par Serial Preferred Stock, Series 1992 (the "Series 1992 Preferred Stock"). Exchanges will be effected on the basis of $25 principal amount of Debentures for each share of Series 1992 Preferred Stock validly tendered and accepted for exchange in the Exchange Offer.

          In connection with the foregoing, we are of the opinion that:

          (a) All action necessary to make valid the proposed issuance of the Debentures by the Company will have been taken when:

               1. The Registration Statement, as it may be amended, shall have become effective;

               2.   The Indenture shall have been qualified
                    under the Trust Indenture Act of 1939, as amended;

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               3.   Appropriate orders authorizing the issuance
                    of the Debentures by the Company shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission and the Public Service
                    Commission of Wyoming;

               4.   The Finance Committee or the Pricing
                    Committee of the Company's Board of
                    Directors shall have duly adopted
                    appropriate resolutions fixing certain of the terms of the Debentures, authorizing the execution and delivery of the Indenture and one or more supplemental indentures with respect to the Debentures, authorizing the execution and delivery of the Debentures and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and exchange of the Debentures;

               5. The Indenture shall have been executed and delivered and one or more supplemental indentures with respect to the Debentures shall have been duly executed and delivered;

               6.   The Debentures shall have been
                    appropriately issued, authenticated and
                    delivered for the consideration
                    contemplated by, and otherwise in
                    conformity with, the acts, proceedings and documents referred to above; and

          (b) When the steps set forth in paragraph (a) shall have been taken, the Debentures will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies; provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the
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               usury laws of any state upon the enforceability
               of rights of the holders of the Debentures.

          We hereby authorize and consent to the use of this opinion as Exhibit (5)(a) to the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                         STOEL RIVES BOLEY JONES & GREY